Exhibit 99.1

Menlo Therapeutics Announces Completion of Corporate Name Change to VYNE Therapeutics

Will commence trading under new Nasdaq Ticker “VYNE”, September 8, 2020

Company to ring Nasdaq Closing Bell at 4pm ET today

Bridgewater, NJ – September 8, 2020 – VYNE Therapeutics Inc. (Nasdaq: VYNE) (“VYNE” or the “Company”) today completed its previously announced corporate name change from Menlo Therapeutics Inc. to VYNE Therapeutics Inc. and the change of its ticker symbol from “MNLO” to “VYNE”. The name and ticker symbol changes are effective as of the opening of trading today, September 8, 2020.

In celebration of the corporate name change, David Domzalski, President and Chief Executive Officer, together with other members of the Company, will ring the Nasdaq Closing Bell today at 4:00 pm ET. Remarks will begin at approximately 3:50 pm ET. The ceremony will take place virtually and a live stream will be available here.

“We are excited to launch our new corporate identity as VYNE Therapeutics today, and are honored to be marking this important milestone in our company’s history by ringing the Nasdaq closing bell,” said Mr. Domzalski. “Our new name and brand will unify our history with our future ambitions as a leading company in the dermatology space.”

“Having achieved FDA approval for our two commercial products AMZEEQ® and ZILXI™ ─ in a period of less than eight months ─ is a testament to the value of our proprietary technology and is aligned to the symbolic meaning behind our new name ─ strength, growth, endurance, and resilience, ” continued Mr. Domzalski. “We are focused on growing the business, building our franchise in a way that will maximize our operational capabilities, and developing a pipeline of innovative products to address unmet needs for patients.”

The corporate name change to VYNE does not affect the rights of the Company’s stockholders and no action is required by stockholders with respect to the name change. The Company’s common stock has been assigned a new CUSIP number of 92941V 100. The number of outstanding shares of the Company’s common stock is not affected by the name and ticker change.

About VYNE Therapeutics Inc.

VYNE Therapeutics’ mission is to improve the lives of patients by developing proprietary, innovative and differentiated therapies in dermatology and beyond.

520 US Highway 22 • 2nd Floor • Bridgewater, NJ 08807

With expertise in topical medicine innovation as a springboard, VYNE is working to develop and commercialize a variety of solutions using its proprietary Molecule Stabilizing Technology (MST™), and has received FDA approval for AMZEEQ® (minocycline) topical foam, 4%, the world’s first topical minocycline, and for ZILXI™ (minocycline) topical foam, 1.5%, the first minocycline product of any kind to be approved by the FDA for use in rosacea. For more information about our approved products, please see AMZEEQ’s Full Prescribing Information at amzeeq.com and ZILXI’s Full Prescribing Information at zilxi.com.

For more information about VYNE Therapeutics Inc. or its investigational products, visit www. vynetherapeutics.com or follow VYNE on Twitter. VYNE may use its website to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor VYNE’s website in addition to following its press releases, filings with the U.S. Securities and Exchange Commission, public conference calls, and webcasts.

Media Relations:

Bridgette Potratz

Zeno Group

312-755-5462, x5516

bridgette.potratz@zenogroup.com

Investor Relations:

Joyce Allaire

LifeSci Advisors, LLC

646-889-1200

jallaire@lifesciadvisors.com

Andrew Saik

Chief Financial Officer

VYNE Therapeutics

908-731-6180

Andrew.Saik@vynetx.com

520 US Highway 22 • 2nd Floor • Bridgewater, NJ 08807

Cautionary Statement Regarding Forward-Looking Statements

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the development and commercialization of VYNE’s products and product candidates and other statements regarding the future expectations, plans and prospects of VYNE. All statements in this press release which are not historical facts are forward-looking statements. Any forward-looking statements are based on VYNE’s current knowledge and its present beliefs and expectations regarding possible future events and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially and adversely from those set forth or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: the COVID-19 pandemic and its impact on our business operations; adverse events associated with the commercialization of AMZEEQ and ZILXI; the outcome and cost of clinical trials for current and future product candidates; determination by the FDA that results from VYNE’s clinical trials are not sufficient to support registration or marketing approval of product candidates; the outcome of pricing, coverage and reimbursement negotiations with third party payors for AMZEEQ, ZILXI or any other products or product candidates that VYNE may commercialize in the future; whether, and to what extent, third party payors impose additional requirements before approving AMZEEQ and ZILXI prescription reimbursement; the eligible patient base and commercial potential of AMZEEQ, ZILXI or any of VYNE’s other products or product candidates; risks that VYNE’s intellectual property rights, such as patents, may fail to provide adequate protection, may be challenged and one or more claims may be revoked or interpreted narrowly or will not be infringed; risks that any of VYNE’s patents may be held to be narrowed, invalid or unenforceable or one or more of VYNE’s patent applications may not be granted and potential competitors may also seek to design around VYNE’s granted patents or patent applications; additional competition in the acne and dermatology markets; risks related to our indebtedness; inability to raise additional capital on favorable terms or at all; VYNE’s ability to recruit and retain key employees; and VYNE’s ability to stay in compliance with applicable laws, rules and regulations. For a discussion of other risks and uncertainties, and other important factors, any of which could cause VYNE’s actual results to differ from those contained in the forward-looking statements, see the section titled “Risk Factors” in VYNE’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, as well as discussions of potential risks, uncertainties, and other important factors in VYNE’s subsequent filings with the U.S. Securities and Exchange Commission. Although VYNE believes these forward-looking statements are reasonable, they speak only as of the date of this announcement and VYNE undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law. Given these risks and uncertainties, you should not rely upon forward-looking statements as predictions of future events.

520 US Highway 22 • 2nd Floor • Bridgewater, NJ 08807